UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
February 17, 2020

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	PLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensation of Interim Chief Executive Officer
On February 10, 2020, Plantronics, Inc. (the “Company”) filed a Current Report on Form 8-K to report, among other things, the appointment of Robert Hagerty as Interim Chief Executive Officer of the Company. The Company is filing this Form 8-K to disclose details of Mr. Hagerty’s compensation that was not determined at the time of the initial filing.
On February 17, 2020, the Company and Mr. Hagerty entered into an at-will letter agreement regarding the terms of Mr. Hagerty’s employment as the Company’s Interim Chief Executive Officer (the “Agreement”), the terms of which are effective as of his start date of February 10, 2020 (“Start Date”). The Agreement remains in effect until the date that a permanent Chief Executive Officer commences employment with the Company, unless otherwise agreed to in writing by the Company and Mr. Hagerty (the “Employment Term”). The date of Mr. Hagerty’s actual termination of employment is referred to as the “Separation Date.” A summary of the material terms and conditions of the Agreement are as follows:

•
During the Employment Term, Mr. Hagerty’s annualized base salary is $800,000, payable in arrears from the Start Date in accordance with the Company’s standard payroll practices, less applicable tax withholdings, provided that if Mr. Hagerty’s Separation Date occurs prior to the three (3) month anniversary of the Start Date, he will receive an additional payment of $200,000, less applicable tax withholdings, less the amount of base salary (calculated on a pre-tax basis) that he received in the role of Interim Chief Executive Officer prior to the Separation Date.

•
Mr. Hagerty also is eligible for an annual bonus of $ 400,000, at target performance, to the extent earned, payable within 30 days following his Separation Date. The performance objectives for this bonus will be determined between Mr. Hagerty and the Chair of the Compensation Committee (“Committee”) of the Company’s Board of Directors (the “Board”) and will include objectives tied to his service in the role as Interim Chief Executive Officer and/or Company-wide incentive plan metrics.

•
Subject to approval by the Committee or the Board, Mr. Hagerty will receive an award of 45,000 restricted stock units ("RSUs”) that will become eligible to vest as to 7,500 RSUs each month following the date of grant that Mr. Hagerty continues to serve as the Interim Chief Executive Officer; provides that if his Separation Date occurs prior to the three (3) month anniversary of the Start Date, he will become eligible to vest in an aggregate of 22,500 RSUs subject to the award. Any RSUs that are not eligible to vest as of the Separation Date will terminate and be cancelled as of the Separation Date. The RSUs will be granted on the 15th day of the calendar month after approval by the Committee or the Board (or the next trading day of the Company's common stock on the New York Stock Exchange (“NYSE”) if the fifteenth day is not a trading day) under the Company’s 2003 Stock Plan, as amended and restated effective May 6, 2019 and approved by the Company’s stockholder on June 28, 2019 (the “Amended and Restated Stock Plan”), and the date of each grant of RSUs is the “Award Date.” The RSUs will vest and be settled on the later of (i) the 12-month anniversary of the applicable Award Date, or (ii) Mr. Hagerty’s Separation Date. All vesting is subject to his continued service to the Company through the applicable vesting date (whether as an employee, member of the Board or otherwise).

Mr. Hagerty also is entitled to participate in those retirement, welfare and fringe benefits programs available to senior executives of the Company generally. Mr. Hagerty also entered into the Company’s standard forms of the Company’s indemnification and confidentiality and invention assignment agreements.
Appointment and Compensation of Senior Vice President, Chief Accounting Officer
On February 21, 2020, Kristine Diamond was appointed as the Senior Vice President, Chief Accounting Officer of the Company. In this role, Ms. Diamond will serve as the Company’s principal accounting officer. Charles Boynton will continue to serve as the Company’s Chief Financial Officer and principal financial officer.
Ms. Diamond, age 52, has served as the Company’s Vice President, Corporate Controller since she joined the Company in November 2012. Immediately prior to joining the Company, Ms. Diamond spent over 15 years at Autodesk from 1997 to 2012 in several roles, including Director of Finance Transformation and Assistant Controller.  She was also the Manager of Internal Audit at Informix from 1996 to 1997.  Prior to that, Ms. Diamond was at the public accounting firm of PricewaterhouseCoopers from 1989 to 1996 and last served in the position of Assurance Manager. Ms. Diamond earned her Bachelor’s Degree in Accounting from Western Michigan University in 1989 and a Masters of Business Administration from the University of California, Berkeley in 2000.  She is a Certified Public Accountant registered in Michigan.
In connection with Ms. Diamond’s promotion, the Company and Ms. Diamond entered into an at-will promotion letter the summary terms of which are as follows, subject to Committee or Board approval, as applicable:

•	An increase in her annual base salary from $298,577 to $360,000, payable in arrears from February 10, 2020, less applicable tax withholdings.

•
Continued eligibility under the Company’s Executive Incentive Plan to receive an annual cash bonus award with an increase in target from 35% to 40% of her annual base salary, commencing with the Company’s 2020 fiscal year, subject to the attainment of the Company and individual performance goals;

•
A 27,000 equity award grant, 50% in the form of time-vested RSUs and 50% in the form of performance-based RSUs (“PVUs”), to be granted on the 15th day of the calendar month after approval by the Committee or the Board (or the next trading day of the Company's common stock on the NYSE if the fifteenth day is not a trading day) ("Award Date"), under the Company’s Amended and Restated Stock Plan. The RSUs will vest in three equal installments on the anniversary of the Award Date, and the PVUs will be subject to the same performance period, criteria and vesting schedule as established by the Committee and applicable to other senior officers of the Company. Vesting of the RSUs and PVUs, if earned, will be subject to Ms. Diamond’s continued employment with the Company through the applicable vesting date.

Ms. Diamond previously entered into a change of control severance letter agreement with the Company in the form consistent with letter agreements executed by the other senior officers of the Company, as well as the Company’s standard forms of the indemnification and confidentiality and invention assignment agreements. Additionally, Ms. Diamond continue to be eligible to participate in those retirement, welfare and fringe benefits programs available to senior executives of the Company generally.

Except as set forth above, there are no arrangements or understandings between Ms. Diamond and any other persons pursuant to which she was named to this position with the Company. Ms. Diamond does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. She has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 21, 2020	PLANTRONICS, INC.

		By:	/s/ Mary Huser
		Name:	Mary Huser
		Title:	Executive Vice President, Chief Legal and Compliance Officer